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                                                                  EXHIBIT (a)(7)


                       PEGASUS COMMUNICATIONS CORPORATION

                     Notice of Extension of Expiration Date

                    and Consent Solicitation Expiration Date

     to Holders of 12 3/4% Series A Cumulative Exchangeable Preferred Stock

                      of Pegasus Communications Corporation

            (CUSIP Nos. 705904209 and HAF904205 (fractional shares))


                                February 16, 2001

         Pegasus Communications Corporation hereby notifies holders of its 12 3/4% Series A Cumulative Exchangeable Preferred Stock (the "Series A Preferred Stock") that the exchange offer expiration date and consent solicitation expiration date (each as defined in Pegasus Communications Corporation's Offering Memorandum and Consent Solicitation Statement dated December 19, 2000) for exchange of the Series A Preferred Stock and consent are extended to 5:00 p.m., New York City time, on February 20, 2001. At the close of business on February 15, 2001, 162,580 shares of Series A Preferred Stock had been tendered in the exchange offer.

Dated: February 16, 2001


















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